2023 Form RSU Agreement
PAYA HOLDINGS INC.
OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT GRANT NOTICE
Pursuant to the terms and conditions of the Paya Holdings Inc. Omnibus Incentive Plan, as amended from time to time (the “Plan”), Paya Holdings Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“Participant”) the number of restricted stock units (the “RSUs”) set forth below. This award of RSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.
Participant:
Grant Date:     [●], 2023
Number of RSUs:
Vesting Commencement Date:    [●], 2023
Vesting Schedule:    Subject to the Agreement, the Plan and other terms and     conditions set forth herein, the RSUs will vest according to     the following schedule, so long as Participant has not     incurred a Separation from Service prior to the applicable     vesting date:

Vesting Date	Portion of RSUs That Vest
First Anniversary of the Vesting Commencement Date	1/3
Second Anniversary of the Vesting Commencement Date	1/3
Third Anniversary of the Vesting Commencement Date	1/3

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice or the Agreement. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

Notwithstanding any provision of this Grant Notice or the Agreement, if Participant has not executed this Grant Notice within 90 days following the Grant Date set forth above, Participant will be deemed to have accepted this Award, subject to all of the terms and conditions of this Grant Notice, the Agreement and the Plan.
[Signature Page Follows]

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PAYA HOLDINGS INC.                PARTICIPANT

By:
Name:
Title:

Signature Page
to
Restricted Stock Unit Grant Notice

Exhibit A
RESTRICTED STOCK UNIT AGREEMENT
Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.
Article 1.
DEFINITIONS
For purposes of this Agreement, the following terms will have the following meanings:
1.a“Cause” means (a) if there is no Employment Agreement in effect on the Grant Date (or where there is such agreement in effect but it does not define “cause” (or words of like import)), any to occur of the following: (i) Participant being named as a defendant in any criminal proceedings, and as a result of being named as a defendant, the operations, financial condition, or reputation of the Company or any of its Affiliates is materially injured, or Participant being convicted of, or pleading nolo contendere to, a felony or crime involving moral turpitude, (ii) Participant’s commission of any other act or omission involving material dishonesty or fraud with respect to the Company or any of its Affiliates or any of their respective customers, vendors or employees, (iii) Participant’s substantial and repeated failure to perform Participant’s duties to the Company or any of its Affiliates (other than as a result of Participant’s Disability), (iv) Participant’s gross negligence or willful misconduct with respect to the Company or any of its Affiliates or any of their respective customers, vendors or employees, (v) conduct by Participant that could reasonably be expected to bring the Company or any of its Affiliates into substantial public disgrace or disrepute, (vi) any breach by Participant of any Employment Agreement or other written agreement between Participant and the Company or any of its Affiliates, or material breach of any non-competition, non-solicitation, confidentiality, non-disparagement or other restrictive covenant obligation to which Participant is subject, or (vii) Participant’s failure to observe policies or standards regarding employment practices (including nondiscrimination and sexual harassment policies) maintained by the Company or any of its Affiliates; or (b) if there is an Employment Agreement in effect on the Grant Date that defines “cause” (or words of like import), “cause” as defined under the Employment Agreement.
1.b“Disability” (a) if there is no Employment Agreement in effect on the Grant Date (or where there is such agreement in effect but it does not define “disability” (or words of like import) the disability of Participant caused by any physical or mental injury, illness or incapacity as a result of which Participant is, or is reasonably expected to be, unable to effectively perform the essential functions of Participant’s duties for a substantially continuous period of more than 120 days or for 180 days (whether or not continuous) within a 365-day period, as determined by the Company or applicable Affiliate in good faith, or (b) if there is an Employment Agreement in effect on the Grant Date that defines “disability” (or words of like import), “disability” as defined under the Employment Agreement.
1.c“Employment Agreement” means any employment agreement, offer letter, consulting agreement, or similar agreement between Participant and the Company or an Affiliate.
1.d“Good Reason” has the meaning set forth in Participant’s Employment Agreement. If Participant does not have an Employment Agreement, or if Participant’s Employment Agreement does not define “good reason” (or words of like import), then the term “Good Reason” does not apply to this Award.

Article 2.
GENERAL
1.aAward of RSUs. The Company has granted the RSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one Share as set forth in this Agreement. Participant will have no right to receive any Shares or payment of any cash until the time (if ever) the RSUs have vested.
1.bIncorporation of Terms of Plan. The RSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
1.cUnsecured Promise. The RSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.
Article 3.
VESTING; FORFEITURE AND SETTLEMENT
1.aVesting; Forfeiture.
(i)Vesting. The RSUs will vest according to the vesting schedule in the Grant Notice; provided that, notwithstanding anything to the contrary set forth in the Grant Notice, (i) in the event Participant incurs a Separation from Service due to an involuntary termination without Cause, Participant’s Disability or, if there is an Employment Agreement in effect on the Grant Date that defines “good reason” (or words of like import), resignation for Good Reason, a number of unvested RSUs outstanding as of immediately prior to Participant’s Separation from Service will automatically vest upon Participant’s Separation from Service, with such number equal to the number of RSUs scheduled to vest on the next anniversary of the Vesting Commencement Date following such Separation from Service multiplied by a fraction, (A) the numerator of which is the number of days during the period beginning on the most recent anniversary of the Vesting Commencement Date immediately prior to such Separation from Service (or, if the Separation of Service occurs prior to the first anniversary of the Vesting Commencement Date, beginning on the Vesting Commencement Date) and ending on the date of Participant’s Separation from Service and (B) the denominator of which is 365, and (ii) in the event of Participant’s death, any unvested RSUs outstanding as of immediately prior to Participant’s death will immediately and automatically vest.
(ii) Forfeiture. Except as explicitly provided in Section 3.1(a), in the event of Participant’s Separation from Service for any reason, all unvested RSUs will immediately and automatically be cancelled and forfeited as of the date of such Separation from Service at no cost to the Company. In addition, in the event Participant materially breaches any non-competition, non-solicitation, confidentiality, non-disparagement or other restrictive covenant set forth in any written agreement or plan between Participant and the Company or an Affiliate (a “Restrictive Covenant Breach”), (i) all unvested RSUs will immediately and automatically be cancelled and forfeited as of the date of such Restrictive Covenant Breach at no cost to the Company; and (ii) Participant shall, within 30 days following Participant’s receipt of a written notice from the Company, pay to the Company a cash amount equal to (A) the Fair Market Value of any Shares previously received by Participant pursuant to this Award as of the date of receipt of such Shares and (B) any payments previously received in respect of Dividend Equivalents.
1.bDividend Equivalents. In the event that the Company declares and pays a dividend in respect of its outstanding Shares and, on the record date for such dividend, Participant holds RSUs granted pursuant to this Agreement, the Company shall record the amount of such dividend in a bookkeeping account and pay to Participant an amount in cash equal to the cash dividends Participant would have received if Participant was the holder of record, as of such record date, of a number of Shares equal to the number of RSUs held by Participant that have not been settled as of such record date, such payment to be made on the date on which such RSUs are settled in accordance with Section 3.3 (the “Dividend Equivalents”). For purposes of clarity, if the RSUs (or any portion thereof) are forfeited by Participant pursuant to the terms of this Agreement, then Participant shall also forfeit the Dividend Equivalents, if any, accrued with respect to such forfeited RSUs. No interest will accrue on the Dividend Equivalents between the declaration and payment of the applicable dividends and the settlement of the Dividend Equivalents.
1.cSettlement. As soon as administratively practicable following the vesting of RSUs pursuant to Section 3.1, but in no event later than 30 days after such vesting date, the Company shall deliver to Participant a number of Shares equal to the number of RSUs subject to this Award. All Shares issued hereunder shall be delivered either by delivering one or more certificates for such shares to Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. The value of Shares shall not bear any interest owing to the passage of time.
Article 4.
TAXATION AND TAX WITHHOLDING
1.aRepresentation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
1.bTax Withholding. To the extent that the receipt or vesting of the RSUs results in compensation income or wages to Participant for federal, state, local and/or foreign tax purposes, Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to the RSUs, which arrangements include the delivery of cash or cash equivalents, Shares (including previously owned Shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of Shares otherwise issuable or delivered pursuant to the RSUs), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Shares, the maximum number of Shares that may be so withheld (or surrendered) shall be the number of Shares that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to the RSUs, as determined by the Committee. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to Participant.  Participant acknowledges that there may be adverse tax consequences upon the receipt or vesting of the RSUs or disposition of the underlying Shares and that Participant has been advised, and hereby is advised, to consult a tax advisor. Participant represents that Participant is in no manner relying on the Board, the Committee, the Company or any Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

Article 5.
OTHER PROVISIONS
1.aAdjustments. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
1.bNotices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
If to the Company, unless otherwise designated by the Company in a written notice to Participant (or other holder):
    Paya Holdings Inc.
    Attn: General Counsel
    303 Perimeter Center N, Suite 600
    Atlanta, GA 30346

If to Participant, at Participant’s last known address on file with the Company. Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to Participant when it is mailed by the Company or, if such notice is not mailed to Participant, upon receipt by Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

1.cTitles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
1.dConformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
1.eSuccessors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
1.fLimitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement, the RSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
1.gEntire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company or an Affiliate and Participant in effect as of the date a determination is to be made under this Agreement.
1.hAgreement Severable. In the event that any provision (or portion thereof) of the Grant Notice or this Agreement is held illegal or invalid, such provision (or portion thereof) will be severable from, and the illegality or invalidity of such provision (or portion thereof) will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
1.iLimitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the RSUs, as and when settled pursuant to the terms of this Agreement.
1.jNon-Transferability. During the lifetime of Participant, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. Neither the RSUs not any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
1.kLegends. If a stock certificate is issued with respect to the Shares delivered hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the Securities and Exchange Commission and any other Applicable Laws. If the Shares issued hereunder are held in book-entry form, then such entry will reflect that the Shares are subject to the restrictions set forth in this Agreement.
1.lNo Right to Continued Service or Awards. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the service of the Company or any Affiliate or interferes with or restricts in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Participant. The grant of the RSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.
1.mSatisfaction of Claims. Any issuance or transfer of Shares or other property to Participant or Participant’s legal representative, heir, legatee or distribute, in accordance with the Plan, the Grant Notice and this Agreement shall be in full satisfaction of all claims of such person hereunder.

1.nCounterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.
1.oConsent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, without limitation, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet or third party website to which Participant has access. Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that Participant’s electronic signature is the same as, and shall have the same force and effect as, Participant’s manual signature.
1.pCompany Recoupment of Awards. Participant’s rights with respect to this Award shall in all events be subject to (a) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with Participant, or (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.
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